As filed with the Securities and Exchange Commission on October 8, 1999
                                       Registration No. 333-
                                                             ---------------
--------------------------------------------------------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  EGLOBE, INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                                 13-3486241
             --------                                 ----------
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)
1250 24TH STREET, N.W., SUITE 725

          WASHINGTON, D.C.                              20037
          ----------------                              -----
(Address of Principal Executive Offices)             (Zip Code)

                                  EGLOBE, INC.

             1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN
             -------------------------------------------------------
                            (Full title of the plans)

                            CHRISTOPHER J. VIZAS, II
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  EGLOBE, INC.
                        1250 24TH STREET, N.W., SUITE 725
                             WASHINGTON, D.C., 20037
                                 (202) 822-8981
            (Name, address and telephone number of agent for service)

                                    COPY TO:
                             STEVEN M. KAUFMAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                              Proposed                   Proposed
    Title of securities     Amount to be registered    maximum offering price       maximum aggregate              Amount of
     to be registered                                      per share (2)            offering price (2)          registration fee
------------------------------------------------------------------------------------------------------------------------------------
       COMMON STOCK,
       PAR VALUE $.001              1,500,000 (1)           $2.8125                       $4,218,750                 $1,172.81

====================================================================================================================================

(1) Represents shares of Common Stock issuable pursuant to the eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan, as amended.

(2) Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee.

Pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in the earlier registration statement relating to, among other plans, the eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan: Registration Statement No. 333-15057, filed on October 30, 1996 and Registration Statement No. 333-63043, filed on September 8, 1998.

                                EXPLANATORY NOTE

         As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in two earlier registration statements relating to, among other plans, the eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan, filed on October 30, 1996, Registration Statement No. 333-15057 and filed on September 8, 1998, Registration Statement No. 333-63043.

         On May 14, 1999, the Board of Directors of eGlobe, Inc. (the "Company") approved and adopted, subject to stockholder approval, amendments to the Company's 1995 Employee Stock Option and Appreciation Rights Plan (as amended and restated, the "Employee Plan"). The amendments included an amendment to
Article 4 of the Plan to increase the number of shares of Common Stock, par value $.001 ("Common Stock"), of the Company reserved under the Plan from 1,750,000 to 3,250,000. Such increase reflects the transfer of 437,000 shares of Common Stock from the Company's 1995 Directors Stock Option and Appreciation Rights Plan (the "Directors Plan") previously available for grant under the Directors Plan plus an increase of an additional 1,183,000 shares of Common Stock. Other amendments to the Plan were designed to (i) make non-employee directors of the Company eligible to receive grants under the Employee Plan,
(ii) provide that shares issued under the Employee Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a result of acquiring another entity shall not reduce the maximum number of shares available for delivery under the Employee Plan, and (iii) change the price at which nonqualified stock options may be granted to a price not less than the par value of the shares of Common Stock covered by the option grant. The Company's stockholders approved the amendments to the Plan at the annual meeting of stockholders held on June 16, 1999. Accordingly, as amended, the total number of shares of Common Stock available under the Plan is 3,250,000, of which 1,500,000 shares are being registered hereunder.

         A complete description of the amendments to the Plan is included in the Company's definitive proxy statement on Schedule 14A dated May 25, 1999, with respect to the Company's annual meeting of stockholders held on June 16, 1999.

ITEM 8.      EXHIBITS.

   EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
   -----------                  ----------------------

       4.1 eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan, as amended.

       5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

       23.1            Consent of BDO Seidman, LLP.

       23.2            Consent of PricewatehouseCoopers LLP.

       23.3            Consent of Hogan & Hartson  L.L.P.  (included  in Exhibit
                       5.1).

       24.1            Power of Attorney (included on signature page).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 6 day of October, 1999.

                                        EGLOBE, INC.

                                        By: /s/ Christopher J. Vizas, II
                                           -----------------------------
                                           Christopher J. Vizas, II
                                           Chairman and Chief Executive Officer
                                           (Duly Authorized Officer)



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Vizas, II, Graeme S.R. Brown, III and Anne E. Haas, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                       TITLE                               DATE
                  ---------                                       -----                               ----
  /s/    Christopher J. Vizas, II
 --------------------------------------           Chairman, Chief Executive Officer and         October 7, 1999
         Christopher J. Vizas, II                 Director (Principal Executive Officer)

 /s/     Anne E. Haas
---------------------------------------            Controller and Treasurer (Principal          October 7, 1999
         Anne E. Haas                                      Accounting Officer)

                                                    Director
--------------------------------------
         David W. Warnes

 /s/     Richard H. Krinsley                        Director                                    October 7, 1999
--------------------------------------
         Richard H. Krinsley

 /s/     Donald H. Sledge                           Director                                    October 7, 1999
--------------------------------------
         Donald H. Sledge

                                                    Director
--------------------------------------
         James O. Howard

                                                    Director
--------------------------------------
         Richard Chiang

 /s/     John H. Wall                               Director                                    October 7, 1999
--------------------------------------
         John H. Wall


                                  EXHIBIT INDEX


  EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
  -----------                          ----------------------

      4.1 eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan, as amended.

      5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

      23.1             Consent of BDO Seidman, LLP.

      23.2             Consent of PricewatehouseCoopers LLP.

      23.3             Consent of Hogan & Hartson  L.L.P.  (included  in Exhibit
                       5.1).

      24.1             Power of Attorney (included on signature page).